Exhibit 99.1

Investor Contact	Media Contact
Nahla Azmy	Christa Bowers
(212) 836-2674	(212) 836-2605
Nahla.Azmy@alcoa.com	Christa.Bowers@alcoa.com

ALCOA COMPLETES ACQUISITION OF RTI INTERNATIONAL METALS,

GROWING MULTI-MATERIAL AEROSPACE PORTFOLIO

Expands Titanium Capabilities, Fastest Growing Aerospace Metal;

Adds Advanced Manufacturing and Materials Technologies

•	Increases Alcoa’s 2014 pro forma aerospace revenue by 13 percent to $5.6 billion

•	Contributes $1.2 billion in revenue in 2019, up from $794 million that RTI generated in 2014 and 25 percent EBITDA margin in 2019, including synergies of $100 million

•	Complements Alcoa’s titanium mid and downstream value chain

•	Positions Alcoa as a premier aerospace solutions provider

•	Furthers Alcoa’s transformation, building its value-add portfolio for profitable growth

NEW YORK, July 23, 2015—Lightweight metals leader Alcoa (NYSE: AA) today announced that it has completed the acquisition of RTI International Metals, Inc. (NYSE: RTI), a global leader in titanium and specialty metal products and services for the aerospace, defense, energy and medical device markets. The merger, announced on March 9, became effective today.

Under the terms of the merger agreement, each share of RTI common stock has been converted into the right to receive 2.8315 shares of Alcoa common stock, plus an amount of cash in lieu of fractional shares of Alcoa common stock.

With RTI, Alcoa expands its reach into titanium—the world’s fastest-growing aerospace metal—and adds advanced technologies and materials capabilities for greater innovation power in aerospace and beyond.

“Today, Alcoa takes its multi-material aerospace portfolio to greater heights than ever before,” said Klaus Kleinfeld, Alcoa Chairman and Chief Executive Officer. “By combining the talent and advanced technology of RTI and Alcoa, we significantly increase Alcoa’s aerospace market reach. Through this and our other investments and innovations, we are positioning the Company to capture even more profitable growth and create greater sustainable value for our customers, employees and shareholders.”

Alcoa expects RTI to contribute $1.2 billion in revenue in 2019, up from $794 million that RTI generated in 2014, with 65 percent of revenues supported by contracts over the next five years. RTI’s profitability is expected to reach 25 percent EBITDA margin in 2019. Contracts that underpin RTI’s growth include the recently announced contract with Airbus for finished titanium structural supply parts for the new A350-1000 aircraft program. Under the agreement, Alcoa will supply titanium parts for the fuselage, among other components.

This transaction positions Alcoa to capitalize on strong growth in the commercial aerospace sector. Alcoa expects global aerospace sales growth of 8 to 9 percent in 2015. Projections for 2016 and 2017 sales growth have nearly doubled to 8 and 13 percent, from 4 to 5 percent and 6 percent, respectively, showing the ongoing strength of the sector. Eighty percent of RTI’s revenues in 2014 were from the aerospace and defense industries. With RTI, Alcoa’s 2014 pro forma aerospace revenue increases by 13 percent to $5.6 billion.

RTI is being integrated as a standalone business unit into Alcoa’s downstream Engineered Products and Solutions (EPS) segment. The new business unit, called Alcoa Titanium & Engineered Products (ATEP), will be led by Eric Roegner who has been named President of ATEP, effectively immediately. In addition, Roegner continues as Chief Operating Officer of Engineered Products and Solutions with responsibility for ATEP and Alcoa Power and Propulsion, and President of Alcoa Defense.

RTI’s titanium operations span midstream processes such as melting, ingot casting, bloom, billet, plate and sheet production; and downstream extrusions for aerospace, oil and gas applications, high speed machining, and production of integrated subassemblies primarily for aerospace. These capabilities complement Alcoa’s titanium investment casting and forging capabilities, and enable a value-creating closed titanium scrap loop.

RTI’s advanced manufacturing and materials technologies, such as high-velocity machining, forming, extruding and parts assembly operations, enable Alcoa to produce some of the largest, most complex and finished aerospace components. RTI expands Alcoa’s additive manufacturing capabilities to produce 3D-printed titanium, specialty metals and plastic parts for aerospace, medical and energy applications. RTI also grows Alcoa’s portfolio of cutting-edge materials, including titanium-aluminides, increasingly used to manufacture lightweight, aerodynamic jet engine parts for next-generation jet engines.

Holders of RTI common stock whose shares are registered in their names will be mailed a transmittal form with instructions on how to exchange their RTI stock certificates for the merger consideration. Shares of RTI common stock held in book-entry form will automatically be exchanged for shares of Alcoa common stock in book-entry form and cash to be paid instead of fractional shares of Alcoa common stock.

About Alcoa Aerospace

Alcoa has been aggressively growing its aerospace business as part of the Company’s broader transformation. In 2014, Alcoa completed the acquisition of global jet engine component leader Firth Rixson and in March of this year, finalized the acquisition of TITAL, a leading manufacturer of titanium and aluminum structural castings for aircraft engines and airframes. Alcoa also recently announced investments to expand jet engine parts production in Indiana and Virginia, opened the world’s largest aluminum-lithium facility in Indiana, and in Michigan, plans to expand its coatings capabilities for jet engine components after a $22 million investment in Hot Isostatic Pressing (HIP). In addition, the Company announced plans to install advanced aerospace plate manufacturing capabilities in Iowa. In 2014 the Company announced supply deals exceeding $2 billion with Boeing and Pratt & Whitney, which included the world’s first forging for an aluminum fan blade for Pratt & Whitney’s PurePower® jet engines. The PurePower engine will be used to power some of the world’s highest volume aircraft, including the next-generation Airbus A320neo.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our more than 60,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding Alcoa’s portfolio transformation, Alcoa’s plans, objectives, expectations and intentions relating to the acquisition of RTI International Metals, Inc. (RTI), the acquisition’s expected contribution to revenues, earnings and EBITDA and expected cost savings, and Alcoa’s expansion of its aerospace market reach through titanium capabilities and other investments and innovations. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Alcoa, including the commercial aerospace market;

(c) increases in the costs of raw materials; (d) political, economic, and regulatory risks in the countries in which Alcoa operates or sells products, including unfavorable changes in laws and governmental policies, civil unrest, imposition of sanctions, expropriation of assets, or other events beyond Alcoa’s control; (e) the risk that RTI will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (f) the possibility that certain assumptions with respect to RTI could prove to be inaccurate; (g) Alcoa’s inability to realize expected benefits, as planned and by targeted completion dates, from the RTI acquisition (including achieving the expected levels of synergies, revenue growth, or EBITDA margin improvement); (h) the loss of key employees, customers, suppliers and other business relationships of Alcoa or RTI as a result of the acquisition; (i) the effect of an increased number of Alcoa shares outstanding as a result of the acquisition of RTI; (j) the impact of potential sales of Alcoa common stock issued in the RTI acquisition; and (k) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2014, Forms 10-Q for the quarters ended March 31, 2015 and June 30, 2015, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.